Exhibit 32

CERTIFICATION

Each of the undersigned in the capacity indicated hereby certifies that, to his knowledge, this Report on Form 10-Q for the quarter ended October 4, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Carter’s, Inc.

Date: November 17, 2003	/s/ FREDERICK J. ROWAN, II
Frederick J. Rowan, II
Chief Executive Officer

Date: November 17, 2003	/s/ MICHAEL D. CASEY
Michael D. Casey

Chief Financial Officer